UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

CECO Environmental Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road Cincinnati, OH 45227		45227
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

This Form 8-K is being furnished to the SEC in accordance with the Delaware Court of Chancery’s public notice requirement relating to the payment of the negotiated attorney fee. Aside from the disclosure itself, nothing under this Form 8-K shall be deemed to be an admission of the legal necessity or materiality under any federal, state or other applicable laws with respect to the negotiated attorney fee set forth herein.

On May 4, 2015, PMFG, Inc. (“PMFG”) entered into an Agreement and Plan of Merger, dated May 4, 2015 (the “Merger Agreement”), by and among PMFG, CECO Environmental Corp. (“Parent”), Top Gear Acquisition Inc. (“Merger Sub I”), and Top Gear Acquisition II LLC (“Merger Sub II”) (collectively referred to as “CECO”), pursuant to which CECO agreed to acquire (and ultimately acquired) all of the outstanding shares of PMFG common stock for $6.85 per share (the “Transaction”). On June 9, 2015, in connection with the Merger, PMFG and CECO filed a Solicitation/Recommendation Statement, on Form S-4 (the “S-4”), with the United States Securities and Exchange Commission (the “SEC”).

Subsequent to the announcement of the Merger, PMFG’s directors and CECO were named as defendants in two purported class action lawsuits related to the proposed Merger that were filed in the Delaware Court of Chancery, Herre v. Burlage, et al., C.A. No. 11223-VCN and Brown v. CECO Environmental Corp., et al., C.A. No. 11306-VCN (the Herre and Brown actions were consolidated as In re PMFG Incorporated Stockholders Litigation, Consolidated C.A. No. 11223-VCN). The stockholder actions alleged, inter alia, that the S-4 omitted or misstated material information in connection with the Merger and sought class action certification and equitable relief, including judgments enjoining the defendants from consummating the Merger on the agreed-upon terms.

Plaintiffs and defendants subsequently agreed on certain additional disclosures that defendants included in SEC Form 8-K filings with the SEC on August 24, 2015 (the “Supplemental Disclosures”). While defendants maintain that the Supplemental Disclosures were neither necessary nor material, defendants believed that filing the Supplemental Disclosures would address the claims asserted by the plaintiffs, eliminating the possibility that plaintiffs’ class action claims would delay the closing of the Merger and allowing the Merger to be put to a vote of the stockholders. Plaintiffs thereafter withdrew their pending motion to preliminarily enjoin the shareholder vote.

On August 23, 2015, the parties entered into a proposed settlement of the action.

The Merger closed on September 3, 2015.

On September 1, 2016, Plaintiffs withdrew from the proposed settlement and the Delaware Court of Chancery approved a stipulation dismissing the consolidated stockholder action with prejudice as to the plaintiffs and without prejudice to the putative class members. The Court retained jurisdiction solely for the purpose of adjudicating counsels’ anticipated applications for awards of attorneys’ fees and reimbursement of expenses. In order to avoid the uncertainties and costs associated with a contested application for attorneys’ fees, the parties to the actions agreed to a payment made directly by the relevant insurer to plaintiffs’ counsel in the amount of $75,000 in full satisfaction of all claims for attorneys’ fees and expenses by counsel in the consolidated actions. The Delaware Court of Chancery has not been asked to review, and will pass no judgment on, the payment of a fee or its reasonableness. Contact information for counsel is Marc L. Ackerman for plaintiffs, who can be reached at (610) 667-6200, and Gregory P. Williams for defendants, who can be reached at (302) 651-7700.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017	CECO Environmental Corp.

	By:	/s/ Matthew Eckl
Matthew Eckl
Chief Financial Officer and Secretary